Exhibit 5.1

525 W. Monroe Street Chicago, IL 60661-3693 312.902.5200 tel www.kattenlaw.com

March 2, 2015

Board of Directors

Diamond Resorts International, Inc.

10600 West Charleston Boulevard

Las Vegas, NV 89135

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Diamond Resorts International, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of a Registration Statement (File No. 333-            ) on Form S-3 (as amended, the “Registration Statement”), with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the public offering and sale of an indeterminate number of shares (the “Shares”) of the common stock, par value $0.01 per share, of the Company (the “Common Stock”) by selling stockholders who will be named in one or more prospectus supplements (the “Selling Stockholders”). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion, we have relied as to matters of fact, without investigation, upon certificates and written statements of officers of the Company. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such instruments, documents and records as we have deemed relevant and necessary to examine for the purpose of this opinion, including (a) the Registration Statement, (b) the Company’s Amended and Restated Certificate of Incorporation, as currently in effect (the “Certificate of Incorporation”), (c) the Company’s Amended and Restated Bylaws, as currently in effect (the “Bylaws”), (d) minutes and corporate records of proceedings of the Board of Directors of the Company relating to the Registration Statement and (e) a specimen stock certificate representing the Common Stock.

In connection with this opinion, we have assumed the legal capacity of all natural persons, the accuracy and completeness of all documents and records that we have reviewed, the genuineness of all signatures, the due authority of the parties signing such documents, the authenticity of the documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or reproduced copies.

AUSTIN        CENTURY CITY        CHARLOTTE        CHICAGO        HOUSTON        IRVING         LOS ANGELES

NEW YORK        ORANGE COUNTY        SAN FRANCISCO BAY AREA        SHANGHAI        WASHINGTON, DC

LONDON: KATTEN MUCHIN ROSENMAN UK LLP

A limited liability partnership including professional corporations

In addition, we have assumed that (i) the Company has received or will receive the entire amount of the consideration contemplated by the Board of Directors authorizing the issuance of the Shares, and such consideration was not or will not be less than $0.01 per Share; (ii) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken or will take all necessary corporate action to approve the issuance of the Shares and related matters; (iii) the terms of the issuance and sale of the Shares have been or will be duly established and in conformity with the Certificate of Incorporation and Bylaws so as not to violate any applicable law, the Certificate of Incorporation or Bylaws or result in a default under, or breach of, any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (iv) if certificated, certificates in the form required under Delaware corporate law representing the Shares will be duly executed and countersigned; and (v) the Shares will be registered in the Company’s share registry and delivered upon payment of the agreed-upon consideration therefor.

We have further assumed that (i) the Registration Statement, and any post-effective amendments thereto, will have become effective under the Securities Act and such effectiveness shall not have been terminated or rescinded, (ii) a prospectus supplement identifying the selling stockholders and any required pricing supplement will have been timely filed with the Securities and Exchange Commission and (iii) all Shares will be issued and sold in the manner stated in the Registration Statement, the applicable prospectus supplement and any applicable pricing supplement.

Based upon and subject to the foregoing, it is our opinion that the Shares have been or will be duly authorized and validly issued and are or will be fully paid and non-assessable.

Our opinion expressed above is limited to the General Corporation Law of the State of Delaware, and we do not express any opinion concerning any other laws. This opinion is given as of the date hereof and as of the effective date of the Registration Statement and we assume no obligation to advise you of changes that may thereafter be brought to our attention.

We hereby consent to the reference to our firm under the heading “Legal Matters” in the Prospectus forming a part of the Registration Statement and to the filing of this opinion with the SEC as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the related rules and regulations thereunder.

Very truly yours,

/s/ Katten Muchin Rosenman LLP

KATTEN MUCHIN ROSENMAN LLP